SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of October 31, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Income Allocation Fund and AIM International Allocation Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                  ------------------------------------
AIM Basic Value Fund                                     June 5, 2000
AIM Conservative Allocation Fund                        April 30, 2004
AIM Global Equity Fund                                 November 4, 2003
AIM Growth Allocation Fund                              April 30, 2004
AIM Income Allocation Fund                             October 31, 2005
AIM International Allocation Fund                      October 31, 2005
AIM Mid Cap Core Equity Fund                          September 1, 2001
AIM Moderate Allocation Fund                            April 30, 2004
AIM Moderate Growth Allocation Fund                     April 29, 2005
AIM Moderately Conservative Allocation Fund             April 29, 2005
AIM Small Cap Growth Fund                             September 11, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $500 million ...........      0.725%
Next $500 million ............       0.70%
Next $500 million ............      0.675%
Excess over $1.5 billion .....       0.65%

                             AIM GLOBAL EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $500 million............      0.975%
Next $500 million.............       0.95%
Next $500 million.............      0.925%
On amounts thereafter.........       0.90%

                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                           AIM INCOME ALLOCATION FUND
                        AIM INTERNATIONAL ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                       AIM MODERATE GROWTH ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                 These seven funds do not pay an advisory fee."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.


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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM GROWTH SERIES


Attest: /s/ Ofelia M. Mayo              By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Ofelia M. Mayo              By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Assistant Secretary                 Mark H. Williamson
                                            President

(SEAL)


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